United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 28, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28, 2024, Andrew Childs was appointed as Chief Financial Officer (“CFO”) of Pineapple Energy Inc., (the “Company”).

Andrew Childs, age 45, has extensive financial executive experience at both private and public institutions. Prior to joining the Company, from 2022 to present, Mr. Childs served as CFO of Conduit Capital Partners providing strategic input into EPC public companies alongside dealing with climate and sustainable institutional equity and debt funds. From 2016 - 2020, Mr. Childs served as CFO to The Conduit, a Delaware company, and prior to this as SVP of North America for Soho House overseeing gross revenues of $350 million, having spent several years in this position from 2012-2015. Prior to 2019, Mr. Childs held key financial positions as CFO of Cinema Lab, a sustainable platform that regenerates high street real estate, including having spent ten years in C-Suite level positions in various financial and operational capacities. Mr. Childs holds a bachelor’s degree in business economics from the University of Portsmouth.

Mr. Childs will receive an annual base salary of $250,000 (“Base Salary”), subject to annual adjustments as determined by the Board of Directors (“Board”). Mr. Childs will also be eligible for an annual bonus of up to 40% of his Base Salary as determined at the sole discretion of the Board in consultation with the Compensation Committee. In addition, Mr. Childs is eligible to participate in the Company’s standard benefit plans and programs.

As noted above in Mr. Childs biography, Mr. Childs previously held the position of CFO of Conduit Capital, which is a debtholder in our Company. Mr. Childs no longer holds a position with Conduit Capital and is not a member of our board of directors and, therefore, will not have any voting power of or control of either entity. If, and to the extent, any future transactions require related party transaction disclosures under applicable rules, then we will provide all such required disclosures related thereto, as well as in our future quarterly and annual reports.

A copy of Mr. Childs offer letter effective August 28, 2024, is annexed hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated August 28, 2024, between Pineapple Energy Inc. and Andrew Childs

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ James Brennan
James Brennan Chief Operating Officer

Date: September 4, 2024